UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF EXTRAORDINARY GENERAL

MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 23, 2021

Dear Shareholder:

An extraordinary general meeting of shareholders (the “EGM”) of Jazz Pharmaceuticals plc, a public limited company formed under the laws of Ireland (the “company”), will be held on Thursday, September 23, 2021, at 3:30 p.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland, for the following purposes:

1.   To grant the board of directors authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 1).

2.   To approve any motion to adjourn the EGM, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the EGM to approve Proposal 1 (Proposal 2).

To conduct any other business properly brought before the EGM.

Proposal 1 is a special resolution, requiring the approval of not less than 75% of the votes cast (in person or by proxy) at the EGM. Proposal 2 is an ordinary resolution, requiring the affirmative vote of a majority of the votes cast (in person or by proxy) at the EGM. Under the company’s Memorandum and Articles of Association (our “articles”), and the Irish Companies Act 2014 (the “2014 Act”), both of the proposals are deemed to be special business.

The record date for the EGM is August 19, 2021. Only shareholders of record at the close of business on that date may vote at the EGM or any adjournment or postponement thereof.

A shareholder entitled to attend and vote at the EGM is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the EGM, using the enclosed proxy card (or the form of proxy contained in section 184 of the 2014 Act) or using an electronic proxy card by telephone or via the internet in the manner described in this proxy statement. A proxy need not be a shareholder of record.

Whether or not you expect to attend the EGM, please vote as soon as possible. You may vote your shares:
Over the Telephone 1-800-690-6903
Via the Internet www.proxyvote.com
By Mail Complete, sign and return the enclosed proxy card
In Person Attend EGM

You may submit your proxy card or voting instruction card by mailing your proxy card or voting instruction card in the envelope provided. Proxy cards must be received by September 22, 2021. Electronic proxy cards submitted via the internet or by telephone must be received by 11:59 p.m., U.S. Eastern Time, on September 22, 2021. It may not be possible to count proxy cards received after the relevant time towards voting. Proxy cards received will be forwarded to the company’s registered office electronically before commencement of the EGM to comply with Irish law. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if the record holder of your ordinary shares is a broker, bank or other agent, and you wish to vote at the EGM, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the extraordinary general meeting of shareholders to be held on September 23, 2021, at 3:30 p.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road,

Dublin 4, Ireland.

This proxy statement is available at https://materials.proxyvote.com/G50871.

By order of the board of directors,

/s/ Aislinn Doody

Aislinn Doody, Company Secretary

Dublin, Ireland

August 30, 2021

Potential Impacts of the COVID-19 Pandemic on the EGM

In light of the ongoing COVID-19 pandemic, the company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization, collectively, the Health Authorities, and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www2.hse.ie/conditions/covid19/.

The EGM will be held in accordance with HSE and relevant Health Authority guidance.

Should we determine that alternative arrangements are necessitated due to public health recommendations regarding containment of COVID-19, which may include a change in date or time of the EGM, a change in venue or format of the meeting we will announce our decision by press release and/or filing with the Securities and Exchange Commission as additional soliciting materials and also post information on the investor relations page of the company’s website found at https://investor.jazzpharma.com/news. We encourage shareholders to keep up-to-date with, and follow the guidance from the Government of Ireland and the Department of Health (of Ireland) (as appropriate), as circumstances may change at short notice. Due to this uncertainty, shareholders are strongly encouraged to vote their shares by proxy in advance of the EGM.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	7

OTHER MATTERS	12
Registered and Principal Executive Offices	12
Shareholder Proposals and Director Nominations for the 2022 Annual Meeting	12
Householding of Proxy Materials	12
Special Note Regarding Forward-Looking Statements	13
General	14

2021 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 23, 2021

GENERAL

Purpose of this Proxy Statement and Other General Information

Our board of directors is soliciting proxies for use at our extraordinary general meeting of shareholders, or the EGM. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the EGM. Please read it carefully. This proxy statement is first being mailed to shareholders on or about August 30, 2021. This proxy statement is also available online at https://materials.proxyvote.com/G50871. The specific proposals to be considered and acted upon at the EGM are summarized in the accompanying Notice of Extraordinary General Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

This solicitation is made on behalf of our board of directors and all solicitation expenses, including costs of preparing, assembling and mailing proxy materials and notices, will be borne by us. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $40,000 plus reimbursement of expenses.

Our board of directors has set the close of business on August 19, 2021 as the record date for the EGM. Shareholders of record who owned our ordinary shares on that date are entitled to vote at and attend the EGM. Each ordinary share is entitled to one vote. There were 61,363,973 of our ordinary shares outstanding and entitled to vote on the record date.

Basis of Presentation

In this proxy statement, unless otherwise indicated or the context otherwise requires, all references to “Jazz Pharmaceuticals,” “the company,” “we,” “us” and “our” refer to Jazz Pharmaceuticals plc and its consolidated subsidiaries, except when the context makes clear that the time period being referenced is prior to January 18, 2012, in which case such terms are references to Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries. On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. and Azur Pharma Public Limited Company, or Azur Pharma, were combined in a merger transaction, or the Azur Merger, in connection with which Azur Pharma was renamed Jazz Pharmaceuticals plc, and we became the parent company of and successor to Jazz Pharmaceuticals, Inc., with Jazz Pharmaceuticals, Inc. becoming our wholly owned subsidiary.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 1

BOARD AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS

When an Irish public limited company issues shares for cash (including rights to subscribe for or otherwise acquire any shares), unless otherwise authorized by shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). Under Irish law, the authority to opt-out of the pre-emption right, which we call the pre-emption opt-out authority, can be granted by shareholders for a maximum period of five years, at which point it lapses unless renewed by shareholders.

Our pre-emption opt-out authority had been in place since the Azur Merger in January 2012 and was renewed by our shareholders in 2016 with over 80% support, in each case covering up to the maximum of our existing authorized but unissued ordinary share capital for a five-year period. We again asked our shareholders to renew our pre-emption opt-out authority for an additional five-year term at our 2021 annual general meeting of shareholders, or the 2021 annual meeting, and although we received over 64% support of the votes cast on that proposal, we did not receive the affirmative vote of at least 75% of the votes cast as required by the Irish law super majority voting regime for special resolutions. Accordingly, our pre-emption opt-out authority expired on August 4, 2021. In this regard, feedback we received from certain shareholders in connection with the 2021 annual meeting suggested that certain of our current shareholders may prefer limiting the pre-emption opt-out authority. As a result, we are at this time submitting this Proposal 1 to grant the directors pre-emption opt-out authority on the terms set forth below, which are more limited than the terms of the pre-emption opt-out authority for which we sought shareholder approval at the 2021 annual meeting.

Specifically, we are seeking authority to opt out of the pre-emption rights provision in the event of the issuance of shares for cash, if the issuance is limited to up to 5% of our issued ordinary share capital, with the possibility of issuing an additional 5% of our issued ordinary share capital provided the additional 5% is only to be used for the purposes of financing (or refinancing, if the refinancing is announced within six months after the original transaction) a transaction that our board of directors determines to be an acquisition or a specified capital investment, for a period expiring on the date being 18 months from the passing of the below resolution, unless otherwise varied, renewed or revoked. For these purposes, a specified capital investment generally means one or more specific capital investment related uses for the proceeds of an issuance of equity securities.

Granting our board of directors this authority is fundamental to the way we intend to advance our business and will facilitate our ability to fund or to refinance the funding for acquisitions (such as our acquisition of GW Pharmaceuticals plc) and to otherwise raise capital for our business. In this regard, our growth strategy includes targeted corporate development, applying a disciplined approach to allocating our resources between investments in our current commercial and development portfolio and the acquisition or in-licensing of new assets. Without this authority, in each case where we propose to issue shares for cash (other than pursuant to employee equity plans), we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This limitation on our ability to issue shares for cash could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions, would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our strategy, including potential capital-raising transactions to refinance acquisition financing indebtedness, and could otherwise potentially limit our ability to deploy capital to meet strategic goals that are in the best interests of our shareholders.

We are not asking you to approve an increase in our authorized share capital. In addition, approval of this Proposal 1 will not exempt us from any Nasdaq corporate governance or other Nasdaq requirements. Instead, approval of this Proposal 1 will only grant the directors the authority to issue shares in the manner already permitted under our articles upon the terms set forth in the below resolution, which are more limited than the terms of the pre-emption opt-out authority for which we sought shareholder approval at the 2021 annual meeting.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

Proposal 1 (continued)

As required under Irish law, Proposal 1 is a special resolution that requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the EGM (including any adjournment thereof) in order to be approved.

The board of directors is asking our shareholders to vote “FOR” the following special resolution:

“RESOLVED that the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 of Ireland (the 2014 Act) to allot equity securities (as defined in section 1023 of the 2014 Act) for cash, pursuant to the authority conferred by shareholders at Jazz Pharmaceuticals’ annual general meeting on July 29, 2021 in accordance with section 1021 of the 2014 Act, as if sub-section (1) of section 1022 of the 2014 Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of US$613.60 (6,136,036 shares) (being equivalent to approximately 10% of the aggregate nominal value of Jazz Pharmaceuticals’ issued ordinary share capital as at the last practicable date prior to the issue of the notice of this meeting) and provided further that, with respect to equity securities up to an aggregate nominal value of US$306.80 (3,068,018 shares) (being equivalent to approximately 5% of the aggregate nominal value of Jazz Pharmaceuticals’ issued ordinary share capital as at the last practicable date prior to the issue of the notice of this meeting), such allotments are to be used only for the purposes of financing (or refinancing, if the allotment is announced within six months after the original transaction) a transaction which the board of directors of Jazz Pharmaceuticals determines to be an acquisition or specified capital investment, and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that Jazz Pharmaceuticals may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The board of directors recommends a vote “FOR” Proposal 1.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 2

ADJOURNMENT PROPOSAL

You are being asked to consider and vote upon an adjournment proposal.

This resolution proposes to approve any motion to adjourn the EGM, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the EGM to approve Proposal 1.

Proposal 1 is subject to the Irish law super majority voting regime of voting by special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal 1, we are seeking your authority to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the EGM to approve Proposal 1.

The board of directors is asking our shareholders to vote “FOR” the following ordinary resolution:

“RESOLVED, that any motion to adjourn the EGM, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the EGM to approve Proposal 1 set forth in this proxy statement, be approved.”

Proposal 2 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the EGM (including any adjournment thereof) in order to be approved.

The board of directors recommends a vote “FOR” Proposal 2.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our ordinary shares as of August 6, 2021 (except as noted) by: (i) each director; (ii) each of our named executive officers (as defined under applicable U.S. securities laws); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our ordinary shares.

	Beneficial Ownership(2)

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Total

5% Shareholders:

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	6,395,173	10.5%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	4,877,893	8.0%

Renaissance Technologies LLC(5) 800 Third Avenue New York, NY 10022	3,099,050	5.1%

Named Executive Officers and Directors:

Bruce C. Cozadd(6)	879,543	1.4%

Daniel N. Swisher, Jr.(7)	95,537	*

Renée Galá(8)	18,491	*

Robert Iannone, M.D., M.S.C.E(9)	34,829	*

Kim Sablich(10)	16,748	*

Jennifer E. Cook(11)	—	*

Patrick G. Enright(12)	35,673	*

Peter Gray(13)	47,456	*

Heather Ann McSharry(14)	45,769	*

Seamus Mulligan(15)	1,193,343	2.0%

Kenneth W. O’Keefe(16)	55,156	*

Anne O‘Riordan(17)	24,202	*

Norbert G. Riedel, Ph.D.(18)	45,003	*

Mark D. Smith, M.D.(19)	—	*

Catherine A. Sohn, Pharm.D.(20)	38,166	*

Rick E Winningham(21)	33,742	*

All directors and executive officers as a group (21 persons)(22)	2,669,565	4.3%

*	Less than 1%.

(1)	Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

(2)

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13G/A filed with the SEC by beneficial owners of more than five percent of our ordinary shares. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned. Applicable percentages are based on 61,155,146 ordinary shares outstanding on August 6, 2021, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes ordinary shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of August 6, 2021. Shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of August 6, 2021 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of

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2021 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 5, 2021 by BlackRock, Inc., or BlackRock. According to the Schedule 13G/A, as of December 31, 2020, BlackRock has sole power to vote or direct the vote of 5,878,981 ordinary shares and sole power to dispose or direct the disposition of 6,395,173 ordinary shares. The Schedule 13G/A also indicates that BlackRock is acting as a parent holding company for a number of entities that beneficially owned the ordinary shares being reported. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2020 and August 6, 2021.

(4)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, or Vanguard. According to the Schedule 13G/A, as of December 31, 2020, Vanguard has shared power to vote or direct the vote of 51,993 ordinary shares, sole power to dispose or direct the disposition of 4,748,290 ordinary shares, and shared power to dispose or direct the disposition of 129,603 shares. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2020 and August 6, 2021.

(5)

This information is based on a Schedule 13G/A filed with the SEC on February 11, 2021 by Renaissance Technologies, LLC, or Renaissance, on behalf of itself and Renaissance Technologies Holdings Corporation, or RTHC. According to the Schedule 13G/A, as of December 31, 2020, Renaissance has sole power to vote or direct the vote of 3,099,050 ordinary shares and sole power to dispose or the direct the disposition of 3,099,050 ordinary shares. Of these shares, RTHC, as a result of its majority ownership of Renaissance, is the beneficial owner of 3,099,050 ordinary shares, with sole power to vote or direct the vote of 3,099,050 ordinary shares and sole power to dispose or direct the disposition of 3,099,050 ordinary shares. The Schedule 13G/A provides information only as of December 31, 2020 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2020 and August 6, 2021.

(6)	Includes 680,928 ordinary shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(7)	Includes 80,624 ordinary shares Mr. Swisher has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(8)	Includes 15,562 ordinary shares Ms. Galá has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(9)	Includes 28,478 ordinary shares Dr. Iannone has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(10)	Includes 14,000 ordinary shares Ms. Sablich has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(11)	Ms. Cook joined our board of directors effective December 1, 2020.

(12)	Includes 15,305 ordinary shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(13)	Includes 36,850 ordinary shares Mr. Gray has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(14)	Includes 36,850 ordinary shares Ms. McSharry has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(15)	Includes 37,850 ordinary shares Mr. Mulligan has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(16)	Includes 33,350 ordinary shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(17)	Includes 17,683 ordinary shares Ms. O’Riordan has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(18)	Includes 36,850 ordinary shares Dr. Riedel has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(19)	Dr. Smith joined our board of directors effective December 1, 2020.

(20)	Includes 28,850 ordinary shares Dr. Sohn has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(21)	Includes 28,850 ordinary shares Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of August 6, 2021.

(22)

Includes 1,184,598 ordinary shares that our executive officers and non-employee directors have the right to acquire pursuant to options exercisable within 60 days of August 6, 2021 and 120 ordinary shares that an executive officer is expected to receive pursuant to RSUs scheduled to vest within 60 days of August 6, 2021.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q:	Why am I receiving these materials?

A:

Our board of directors is soliciting your proxy to vote at the EGM, including at any adjournments or postponements of the EGM. This proxy statement contains important information regarding the EGM, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Q:	What are the potential impacts of the COVID-19 pandemic on the EGM?

A:

In light of the ongoing COVID-19 pandemic, the company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization, collectively, the Health Authorities, and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www2.hse.ie/conditions/covid19/.

The EGM will be held in accordance with HSE and relevant Health Authority guidance. Should we determine that alternative arrangements are necessitated due to public health recommendations regarding containment of COVID-19, which may include a change in date or time of the EGM, a change in venue or format of the meeting we will announce our decision by press release and/or filing with the Securities and Exchange Commission as additional soliciting materials and also post information on the investor relations page of the company’s website found at https://investor.jazzpharma.com/news. We encourage shareholders to keep up-to-date with, and follow the guidance from the Government of Ireland and the Department of Health (of Ireland) (as appropriate), as circumstances may change at short notice. Due to this uncertainty, shareholders are strongly encouraged to vote their shares by proxy in advance of the EGM.

Q:	Who can vote at the EGM?

A:	Only shareholders of record at the close of business on August 19, 2021, the record date for the EGM, will be entitled to vote at the EGM.

Shareholders of Record: Shares registered in your name

If, at the close of business on August 19, 2021, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the EGM or vote by proxy. Whether or not you plan to attend the EGM, we urge you to vote by proxy over the telephone or via the internet as instructed below, or vote by completing and mailing the enclosed proxy card.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If, at the close of business on August 19, 2021, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being sent to you by that broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the EGM. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account as set forth in the voting instruction form you received from your broker, bank or other agent. You are also invited to attend the EGM. However, since you are not the shareholder of record, you may not vote your shares in person at the EGM unless you request and obtain a valid proxy from your broker, bank or other agent.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING (continued)

Q:	What am I voting on?

A:	There are two matters scheduled for a vote at the EGM:

•

Granting to the board of directors authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 1).

•

Approval of any motion to adjourn the EGM, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the EGM to approve Proposal 1 (Proposal 2).

Q:	What are the board’s voting recommendations?

A:	The board of directors recommends that you vote your shares “FOR” both of the proposals.

Q:	What if another matter is properly brought before the EGM?

A:

The board of directors knows of no other matters that will be presented for consideration at the EGM. If any other matters are properly brought before the EGM, it is the intention of the persons named in the accompanying proxy, referred to in this proxy statement as the “proxy holders,” to vote on those matters in accordance with their best judgment.

Q:	How do I vote?

A:	You may vote “FOR” or “AGAINST” or abstain from voting on each proposal.

Shareholders of Record: Shares registered in your name

If you are a shareholder of record, you may vote in person at the EGM, you may vote by electronic proxy over the telephone or via the internet as instructed below, or you may vote by completing and mailing the enclosed proxy card. Whether or not you plan to attend the EGM, we urge you to vote by proxy to ensure your vote is counted. You may still attend the EGM and vote in person even if you have already voted by proxy. However, as noted above, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares by proxy in advance of the meeting.

•

To vote in person, come to the EGM and we will give you a ballot when you arrive. Please bring your admission ticket or proof of ownership, as further discussed under “Do I need a ticket to attend the EGM?” below.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by September 22, 2021. If you return your signed proxy card before this time, we will forward it to the company’s registered office electronically in accordance with Irish law and we will vote your shares as you direct.

•

To vote by telephone, dial toll-free +1.800.690.6903 within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions to submit an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on September 22, 2021 to be counted.

•

To vote via the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on September 22, 2021 to be counted.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that broker, bank or other agent rather than from us. Simply follow these voting instructions to ensure that your vote is counted. Alternatively, you

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2021 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING (continued)

may vote by telephone or via the internet as instructed by your broker, bank or other agent. To vote in person at the EGM, you must request and obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form. However, as noted above, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares by proxy in advance of the meeting.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each ordinary share you owned as of the close of business on August 19, 2021.

Q:	If I am a shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

A:

If you are a shareholder of record and you do not vote by completing and mailing the enclosed proxy card, vote by proxy via the internet or by telephone, or vote in person at the EGM, your shares will not be voted.

If you are a shareholder of record and you do not specify your vote on each proposal individually when voting by proxy via the internet or by telephone, or if you sign and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the EGM. The voting recommendations of the board of directors are set forth under “What are the board’s voting recommendations?” above.

Q:	If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

A:

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we have been advised by the NYSE that both of the proposals are considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on each of the proposals.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q:	What does it mean if I receive more than one set of proxy materials?
A:

If you receive more than one set of proxy materials, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials to ensure that all of your shares are voted.

Q:	Can I change my vote after submitting my proxy?

A:	Yes. You can revoke your proxy at any time before the commencement of the EGM. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

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2021 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING (continued)

•	You may grant a subsequent proxy by telephone or via the internet.

•	You may send a timely written notice that you are revoking your proxy to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

•	You may attend the EGM and vote in person. Simply attending the EGM will not, by itself, revoke your proxy.

•	Your most recent proxy card or telephone or internet proxy is the one that is counted.

•	If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

Q:	Do I need a ticket to attend the EGM?

A:

Yes, you will need an admission ticket or proof of ownership of ordinary shares to enter the EGM. If you are a shareholder of record, your admission ticket is attached to the enclosed proxy card. If you plan to attend the EGM, please so indicate when you vote and bring the ticket and valid photo identification with you to the EGM. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is on your voting instruction form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the EGM. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the EGM without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of our company. For directions to attend the EGM in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com.

Q:	How are votes counted?

A:

Votes will be counted by the inspector of elections appointed for the meeting. The inspector of elections will separately count votes “FOR” and “AGAINST,” and abstentions. Because we have been advised by the NYSE that both of the proposals are considered to be “routine” matters under NYSE rules, we do not expect any broker non-votes on either of the proposals.

Q:	What are “broker non-votes”?

A:

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares on such matters. These un-voted shares are counted as “broker non-votes.” None of the proposals are considered to be “non-routine” under NYSE rules and we therefore do not expect any broker non-votes on any of the proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q:	How many votes are needed to approve each proposal?

A:	Assuming that a quorum is present at the EGM, the following votes will be required for approval:

Proposal	Vote Required for Approval
Proposal 1	Affirmative vote of 75% of the votes cast
Proposal 2	Affirmative vote of a majority of the votes cast

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2021 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING (continued)

Q:	What are the treatment and effect of abstentions?

A:

Abstentions will be treated as shares present for purposes of determining the presence of a quorum for the transaction of business at the EGM. Abstentions will not, however, be considered votes cast at the EGM. Because the approval of all of the proposals is based on the votes cast at the EGM, abstentions and broker non-votes (if any) will not have any effect on the outcome of voting on the proposals.

Q:	What is the quorum requirement?

A:

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote as of the record date are present at the EGM or represented by proxy. On the record date, there were ordinary shares outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or, provided that you are a shareholder of record, if you vote in person at the EGM. Abstentions will be counted towards the quorum requirement. If there is no quorum within one hour of the time scheduled for the EGM, the EGM will stand adjourned to September 30, 2021 at 3:30 p.m. local time at the same location, or such other time or place as the board of directors may determine.

Q:	How can I find out the results of the voting at the EGM?

A:

Preliminary voting results will be announced at the EGM. In addition, final voting results will be published in a quarterly report on Form 10-Q or a current report on Form 8-K that we expect to file with the SEC within four business days after the EGM. If final voting results are not available to us in time to file a Form 10-Q or a Form 8-K within four business days after the EGM, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	What proxy materials are available on the internet?

A:	This proxy statement is available at https://materials.proxyvote.com/G50871.

Q:	Who should I call if I have any questions?

A:	If you require any assistance in voting your shares or have any other questions, please contact Alliance Advisors, our proxy solicitor, at +1.855.600.8108.

JAZZ PHARMACEUTICALS  |  2021 Proxy Statement        11

2021 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS

Registered and Principal Executive Offices

The registered and principal executive offices of Jazz Pharmaceuticals plc are located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland D04 E5W7. Our telephone number there is +353.1.634.7800.

Shareholder Proposals and Director Nominations for the 2022 Annual Meeting

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than February 15, 2022. However, if our 2022 annual meeting of shareholders is not held between June 29, 2022 and August 28, 2022, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Our articles provide that shareholder nominations of persons to be elected to the board of directors at an annual meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our articles. Such written notice and information must be received by our Company Secretary not later than the close of business on March 17, 2022 nor earlier than January 16, 2022; provided, however, that in the event our 2022 annual meeting of shareholders is not held between June 29, 2022 and August 28, 2022, notice must be delivered no earlier than 150 days prior to nor later than the later of 90 days prior to the date of the 2022 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our articles provide that other proposals may only be proposed at an annual meeting if either (i) it is proposed by or at the direction of our board of directors; (ii) it is proposed at the direction of the Irish High Court; or (iii) the chairman of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting. In addition, the proxy solicited by our board of directors for the 2022 annual meeting of shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by April 29, 2022 and (ii), if we have received notice of such proposal by April 29, 2022, any matter, provided that (i) the 2022 proxy statement briefly describes such matter and how management’s proxy holders intend to vote on it and (ii) the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the 2022 annual meeting of shareholders, or any adjournment thereof, and whether procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this proxy statement, the proxy holder will act at his or her discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials, or Notices, and proxy materials with respect to two or more shareholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are Jazz Pharmaceuticals shareholders will be “householding” our proxy materials and, as applicable, Notices. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a

12        2021 Proxy Statement  |  JAZZ PHARMACEUTICALS

2021 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS (continued)

separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals plc, Attention: Investor Relations, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland or (3) contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Shareholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a shareholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, including, but not limited to, statements related to the way we intend to advance our business, including funding or refinancing the funding for acquisitions, our growth strategy, and other statements that are not historical facts. These forward-looking statements are based on our current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from our oxybate products and other key marketed products; effectively launching and commercializing our other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that our current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients such as those being experienced, and expected to continue to be experienced, by us as a result of the effects of the COVID-19 pandemic; our failure to realize the expected benefits of our acquisition of GW Pharmaceuticals, including the risk that the legacy GW Pharmaceuticals business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the ultimate duration and severity of the COVID-19 pandemic and resulting global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to our business operations and financial results; regulatory initiatives and changes in tax laws; market volatility; protecting and enhancing our intellectual property rights; delays or problems in the supply or manufacture of our products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations, legal proceedings and other actions; identifying and acquiring, in-licensing or developing additional products or product candidates, financing or refinancing these transactions and successfully integrating acquired product candidates, products and businesses; our ability to realize the anticipated benefits of our collaborations and license agreements with third parties; and other risks and uncertainties affecting us, including those described from time to time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (SEC) filings and reports, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and our future filings and reports with the SEC. Other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS  |  2021 Proxy Statement        13

2021 NOTICE OF MEETING AND PROXY STATEMENT

OTHER MATTERS (continued)

General

Your proxy is solicited on behalf of our board of directors. Unless otherwise directed, at the EGM (or any adjournment thereof), proxies will be voted “FOR” both of the proposals. If any matter other than those described in this proxy statement properly comes before the EGM (or any adjournment thereof), it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the board of directors,

/s/ Aislinn Doody

Aislinn Doody, Company Secretary

Dublin, Ireland

August 30, 2021

14        2021 Proxy Statement  |  JAZZ PHARMACEUTICALS

JAZZ PHARMACEUTICALS PLC FIFTH FLOOR, WATERLOO EXCHANGE WATERLOO ROAD, DUBLIN 4, IRELAND ATTN: COMPANY SECRETARY
SCAN TO
VIEW MATERIALS & VOTE w
VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on September 22, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials while minimizing environmental impact, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on September 22, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than September 22, 2021.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D59240-S30393 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
JAZZ PHARMACEUTICALS PLC
The Board of Directors recommends you vote FOR Proposals 1 and 2: For Against Abstain
1. To grant the board of directors authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply.
2. To approve any motion to adjourn the extraordinary general meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the extraordinary general meeting to approve Proposal 1.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
Thursday, September 23, 2021 3:30 PM Local Time Jazz Pharmaceuticals plc Fifth Floor, Waterloo Exchange Waterloo Road Dublin 4, Ireland
Upon arrival, please present this admission ticket and photo identification at the registration desk.
Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on September 23, 2021:
The proxy statement is available at www.proxyvote.com.
D59241-S30393
JAZZ PHARMACEUTICALS PLC
Extraordinary General Meeting of Shareholders September 23, 2021 3:30 PM Local Time This proxy is solicited by the Board of Directors
The undersigned hereby appoints Bruce C. Cozadd and Renée D. Galá, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Jazz Pharmaceuticals plc (the “Company”) which the undersigned may be entitled to vote at the Company’s Extraordinary General Meeting to be held at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland on Thursday, September 23, 2021, at 3:30 PM local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
Continued and to be signed on reverse side